Exhibit 12.6

CERTIFICATION

I, Aviram Steinhart, certify that:

1.	I have reviewed this Amendment No. 2 to annual report on Form 20-F of Lumenis Ltd.; and

2.	Based on my knowledge, this Amendment No. 2 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 20, 2009

/s/ Aviram Steinhart —————————————— Aviram Steinhart Chief Financial Officer